Exhibit 99.3

KEYON COMMUNICATIONS HOLDINGS, INC. AND SUBSIDIARY
INTRODUCTION TO PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the acquisition of substantially all of the assets and the assumption of certain liabilities used to provide Voice over Internet Protocol (VoiP) and other related services to residential and commercial subscribers of (i) CommX Holdings, Inc., a Florida corporation (“CommX Holdings”); (ii) CommX, Inc., a Florida corporation (“CommX Inc.”); and (iii) Communications Xchange, LLC, a Florida limited liability company, (“Xchange”), collectively referred to as “CommX” by Keyon Communications Holdings, Inc (“the Company”) which was completed on June 10, 2011.

The unaudited pro forma information is presented for illustration purposes only in accordance with the assumptions set forth below and in the notes to the pro forma condensed combined financial statements.

The unaudited pro forma balance sheet and statements of operations should be read in conjunction with the historical financial statements of the CommX, appearing elsewhere herein. These pro forma condensed combined financial statements may not be indicative of what would have occurred if the acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

On June 27, 2011, pursuant to the Asset Purchase Agreement and in connection with the acquisition, the Company paid $500,000 in cash, issued 2,000,000 shares of common stock with a fair value of $680,000 and a warrant to purchase 1,000,000 shares of our common stock at an exercise price of $0.40 per share with a fair value of $94,291 as consideration for the purchase. The balance of the consideration of $3,500,000 is paid with a promissory note that accrues interest at a rate of 5% per annum and is payable in 10 equal quarterly installments of $374,511 commencing August 31, 2011. The final purchase price is subject to adjustments for net working capital and qualified subscribers.

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2011

ASSETS	KeyOn	CommX	Adjustments		KeyOn pro forma
	(a)	(b)
CURRENT ASSETS:
Cash	$1,859,804	$107,257	(107,257)	(c)	$1,859,804
Accounts receivable, net of allowance for doubtful accounts	463,205	438,313	(110,758)	(d)	$790,760
Markeatable Securities	750,077	-	-		$750,077
Prepaid expenses and other current assets	364,781	-			$364,781
Total current assets	3,437,867	545,570	(218,015)	(e)	3,765,422

PROPERTY AND EQUIPMENT - Net	4,839,796	908,171	1,916,227	(f)	7,664,194

OTHER ASSETS
Goodwill	2,227,802	-	-		2,227,802
Subscriber base -net	2,185,596	-	1,764,852	(g)	3,950,448
Trademarks	16,567	-	-		16,567
Refundable deposits	43,480	-	-		43,480
Other assets	-	37,991	(37,991)	(h)	-
Debt issuance costs - net	269,414	-	-		269,414
Total other assets	4,742,859	37,991	1,726,861		6,507,711

TOTAL ASSETS	$13,020,522	$1,491,732	3,425,073		17,937,327

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,538,002	$437,026	$(390,491)	(i)	$2,584,537
Revolving Line of Credit	1,224,271	-	-		1,224,271
Current portion of notes payable	691,227	-	1,848,057	(j)	2,539,284
Current portion of deferred rent liability	68,543	-	-		68,543
Current portion of capital lease obligations	556,752	-	-		556,752
Deferred revenue	230,105	-	-		230,105
Total current liabilities	5,308,900	437,026	1,457,566	(e)	7,203,492

LONG-TERM LIABILITIES:

Notes payable, less current maturities	661,571	-	2,151,943	(j)	2,813,514
Capital lease obligations, less current maturities	45,386	-	-		45,386
Other liabilities	-	28,534	(28,534)	(k)	-
Deferred tax liability	179,581	-	-		179,581
Total long term liabilities	886,538	28,534	2,123,409		3,038,481

TOTAL LIABILITIES	$6,195,438	$465,560	$3,580,975		$10,241,973

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT):
Preferred Stock - 60,000,000 shares authorized with 30,000,000 shares designated in the following classes:
Series A preferred stock, 30,000,000 shares authorized; 16,315,068 shares issued	$16,315,068	$-	$-		$16,315,068
Preferred Stock - 15,000,000 shares authorized with 15,000,000 shares designated in the following classes:
Series A preferred stock, 5,000,000 shares authorized; 3,150,000 shares issued at March 31, 2011		2,100,000	(2,100,000)	(l)	-
Series B preferred stock, 10,000,000 shares authorized; 5,782,800 shares issued at March 31, 2011		5,782,800	(5,782,800)	(l)	-
Common Stock, no par value, 15,000,000 shares authorized; 14,524,927 sharesissued at March 31, 2011		9,331,663	(9,331,663)	(l)	-
Common stock, $0.001 par value; 115,000,000 shares authorized; 23,768,211 at March 31, 2011	23,768	-	2,000	(m)	25,768
Stock Subscription Receivable		(12,542)	12,542	(n)	-
Additional paid-in capital	34,692,074	-	772,291	(o)	35,464,365
Accumulated deficit	(44,205,995)	(16,175,749)	16,271,728	(p)	(44,110,016)
Accumulated Other Comprehensive Income	169	-	-		169
Total stockholders' (deficit)	6,825,084	1,026,172	(155,902)		7,695,354

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$13,020,522	$1,491,732	$3,425,073		$17,937,327

(a) Derived from the unaudited balance sheet of KeyOn as of March 31, 2011.
(b) Derived from unaudited balance sheet of CommX as of March 31, 2011.
(c) Represents the elimination of cash that was excluded from the assets acquired.
(d) Reflects the elimination of certain CommX receivables upon the consumation of the acquisition
(e) The effect of the Working Capital deficit shown in the balance sheet of CommX as of March 31, 2011 is not reflected in the purchase price included in the pro forma Balance Sheet. Although the Net Working Capital credit or deficit as applicable will serve as a purchase price adjustment according to the terms of the Asset Purchase Agreement, the amount will not be known until September 8, 2011.

(f) Represents the estimated fair value of acquired property determined based on replacement cost.
(g) Reflects KeyOn’s estimated fair value of the acquired CommX subscriber base of approximately 252 wholesale and retail subscribers, based on the net present value of the net cash flows expected over the estimated life of the subscribers.

(h) Reflects the elimination of CommX other assets upon the consummation of the acquisition.
(i) Reflects the elimination of CommX accounts payable and accrued expenses that were not assumed upon the consummation of the acquisition.
(j) Reflects the note payable issued the sellers for $4,000,000 as purchase consideration.
(k) Reflects the elimination of CommX liabilities upon the consummation of the acquisition.
(l) Reflects the elimination of CommX common and preferred stock equity upon the consummation of the acquisition.
(m) Reflects the fair value of 2,000,000 shares of KeyOn common stock at $0.001 par value issued as purchase consideration.
(n) Reflects the elimination of CommX’s Stock subcription receivable upon the consummation of the acquisition.
(o) Reflects the fair value of 2,000,000 shares of KeyOn common stock at $0.34 per share and a warrant to purchase 1,000,000 shares of KeyOn common stock at an exercise price of $0.40 per share with a fair value of $94,291 as purchase consideration.

(p) Reflects the elimination of CommX’s Accumulated Deficit upon the consummation of the acquisition and the gain on acquisition for $95,979 upon consumation of the acquisition.

The following table provides a breakdown of the purchase price of the Commx assets acquired by KeyOn including the fair value of the purchase consideration issued to the seller.

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARIES
COMMX ASSET VALUATION SUMMARY (as of 06/01/11)

Stock value on date of transfer (June 01, 2011)	0.34
Net Purchase Price for 2,000,000 shares as of 06/01/11	680,000
Warrants	94,291
Note Payable Commx	4,000,000
Total	4,774,291

Accounts Receivable due from subscribers at closing	327,555
Fixed assets	2,824,398
Net tangible assets acquired	3,151,953
Liabilities assumed	(46,535)
Allocated purchase price	3,105,418
Purchase price remaining to be allocated to intangible assets	1,668,873
Subscriber base allocation	1,764,852
Gain on Acquisition	$(95,979)

Purchase price allocation is preliminary and subject to adjustment based upon further analysis to be performed by management within the one year measurement period prescribed under the acquisition method of accounting.

Fair Market Value of Acquired Assets

Equipment
Software	$1,641,348
Furniture	9,940
Telecom Network Hardware	120,379
IP Block (expeditious Group)	737,258
CPE	315,473
Subtotal assets	2,824,398
Subscriber Base	1,764,852

TOTAL FMV OF ASSETS	$4,589,250

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

	KeyOn	CommX	Adjustments		KeyOn pro forma
REVENUES:	(a)	(b)
Service and installation revenue	$7,415,493	$2,886,991	$-		$10,302,484
Support and other revenue	108,185	-	-		108,185

Total revenues	7,523,678	2,886,991	-		10,410,669

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	5,129,802	1,473,393	(606,485)	(c)	5,996,710
Network operating costs	3,342,913	1,255,689	-		4,598,602
Professional fees	1,901,117	8,768	(8,768)	(d)	1,901,117
Depreciation and amortization	2,080,303	151,334	984,262	(e)	3,215,899
General and administrative expense	1,509,843	375,750	(13,404)	(f)	1,872,189
Installation expense	267,427	-	-		267,427
Marketing and advertising	390,376	-	-		390,376

Total operating costs and expenses	14,621,781	3,264,934	355,605		18,242,320

LOSS FROM OPERATIONS	(7,098,103)	(377,943)	(355,605)		(7,831,651)

OTHER INCOME (EXPENSE):
Other income	145,804	-	-		145,804
Interest income	6,114	-	-		6,114
Interest expense	(3,454,945)	22,264	152,736	(g)	(3,279,945)
Fair value of derivative in excess of debt proceeds	(29,792,150)	-	-		(29,792,150)
Change in fair value of derivative	42,401,635	-	-		42,401,635
Total other income (expense)	9,306,458	22,264	152,736		9,481,458

NET INCOME (LOSS) BEFORE INCOME TAXES	2,208,355	(355,679)	(202,869)		1,649,807

INCOME TAXES	(165,471)	-	-		(165,471)

OTHER COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$2,042,884	$(355,679)	$(202,869)		$1,484,336
Unrealized gain on investments	1,224				$1,224
Total comprehensive income (loss)	$2,044,108	$(355,679)	$(202,869)		$1,485,560

Net income (loss) per common share, basic	$0.09				$0.06

Net income (loss) per common share, diluted	$(0.17)				$(0.18)

Weighted average common shares outstanding, basic	22,647,487				24,647,487

Weighted average common shares outstanding, diluted	42,110,070				44,646,196

(a) Derived from the audited statement of financial operations of KeyOn for the year ended December 31, 2010.
(b) Derived from the audited statement of financial operations of Commx Holdings, Inc. for the year ended December 31, 2010.
(c) Reflects the elimination of all payroll and payroll related expenses with the exception of ten retained employees.
(d) Reflects the elimination of all professional fees that are duplicative services of KeyOn’s (i.e., accounting, legal and consulting professional services).
(e) Reflects the increase in depreciation and amortization based on the fair market value of the assets acquired by KeyOn on the date of the acquisition. This includes the valuation of customer premise equipment, office equipment, network equipment, software licences and the valuation of the subscriber base, an intangible asset. The amortizable life of the subscriber base was determined by using the historical churn of the customer base provided by CommX in regards to the CommX customer base. This churn of 2.1% per month calculates to be a four year life on the subscriber base purchased by KeyOn.

(f) Reflects the elimination of duplicate general and administrative expenses including bank charges & travel expenses.
(g)  Reflects the elimination of all interest expense due to all debt being paid off on the date of consummation of the acquisition and the interest accrued due to the $3,500,000 note payable to the sellers.

KEYON COMMUNICATIONS HOLDINGS INC. AND SUBSIDIARIES

PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2011

	KeyOn	CommX	Adjustments		KeyOn pro forma
REVENUES:	(a)	(b)
Service and installation revenue	$2,345,822	$761,333	$-		$3,107,155
Support and other revenue	19,816	17,191	-		37,007

Total revenues	2,365,638	778,524	-		3,144,162

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	2,571,377	273,602	(56,880)	(c)	2,788,099
Network operating costs	1,039,474	322,188	-		1,361,662
Professional fees	95,957	-	-		95,957
Depreciation and amortization	650,386	47,317	236,582	(d)	934,285
General and administrative expense	476,470	65,643	(3,351)	(e)	538,762
Installation expense	72,374	-	-		72,374
Gain on disposal of equipment	(246,197)	-	-		(246,197)
Marketing and advertising	100,764	-	-		100,764

Total operating costs and expenses	4,760,605	708,750	176,351		5,645,706

LOSS FROM OPERATIONS	(2,394,967)	69,774	(176,351)		(2,501,544)

OTHER INCOME (EXPENSE):
Other income	13,775	-	-		13,775
Interest income	704	-	-		704
Interest expense	(13,327,210)	-	(43,750)	(f)	(13,370,960)
Debt conversion inducement	(2,292,059)	-	-		(2,292,059)
Change in fair value of derivative instruments	159,110	-	-		159,110
Total other income (expense)	(15,445,680)	-	(43,750)		(15,489,430)

NET INCOME (LOSS) BEFORE INCOME TAXES	(17,840,647)	69,774	(220,101)		(17,990,974)

INCOME TAXES	(14,110)	-	-		(14,110)

OTHER COMPREHENSIVE INCOME (LOSS)
Net income (loss)	$(17,854,757)	$69,774	$(220,101)		$(18,005,084)

Net income (loss) per common share, basic	$(0.76)				$(0.70)

Net income (loss) per common share, diluted	$(0.76)				$(0.70)

Weighted average common shares outstanding, basic	23,718,211				25,718,211

Weighted average common shares outstanding, diluted	23,718,211				25,718,211

(a) Derived from the unaudited statement of financial operations of KeyOn for the three months ended March 31, 2011.
(b) Derived from the unaudited statement of financial operations of Commx for the three months ended March 31, 2011.
(c) Reflects the elimination of all payroll and payroll related expenses with the exception of ten retained employees.
(d) Reflects the increase in depreciation and amortization based on the fair market value of the assets acquired by KeyOn on the date of the acquisition. This includes the valuation of customer premise equipment, office equipment, network equipment, software licences and the valuation of the subscriber base, an intangible asset. The amortizable life of the subscriber base was determined by using the historical churn of the customer base provided by CommX in regards to the CommX customer base. This churn of 2.1% per month calculates to be a four year life on the subscriber base purchased by KeyOn.

(e) Reflects the elimination of duplicate G&A expenses including bank charges & travel expenses.
(f) Reflects the interest expense generated by the $3,500,000 note payable to CommX upon consumation of the acquisition.